SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )
Filed by the Registrant  [ X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Sections 240.14a-11(c) or
        Section 240.14a-12

                           WESTELL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

        1)       Title of each class of securities to which transaction applies:

                 ---------------------------------------------------------------

        2)       Aggregate number of securities to which transaction applies:

                 ---------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                 ---------------------------------------------------------------

        4)       Proposed maximum aggregate value of transaction:

                 ---------------------------------------------------------------

        5)       Total fee paid:

                 ---------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)       Amount Previously Paid:

                 ---------------------------------------------------------------

        2)       Form, Schedule or Registration Statement No.:

                 ---------------------------------------------------------------

        3)       Filing Party:

                 ---------------------------------------------------------------

        4)       Date Filed:

                 ---------------------------------------------------------------

                           WESTELL TECHNOLOGIES, INC.
                             750 NORTH COMMONS DRIVE
                             AURORA, ILLINOIS 60504
                                 (630) 898-2500



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 26, 2002

TO THE STOCKHOLDERS:


         The Annual Meeting of Stockholders of Westell Technologies, Inc., a Delaware corporation (the "Company"), will be held at the Company's Corporate Headquarters, 750 North Commons Drive, Aurora, Illinois on Thursday, September 26, 2002 at 10:00 a.m. Central Daylight Time for the following purposes:

         1.  To elect eight directors;
         2.  Any other matters that properly come before the meeting.

         The Board of Directors has fixed the close of business on August 19, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting.

                               By Order of the Board of Directors



                               Nicholas C. Hindman, Sr.
                               Senior Vice President and Chief Financial Officer



September 12, 2002


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                           WESTELL TECHNOLOGIES, INC.
                             750 NORTH COMMONS DRIVE
                             AURORA, ILLINOIS 60504
                                   -----------

                                 Proxy Statement

          Annual Meeting of Stockholders to be held September 26, 2002
                                   -----------
To the Stockholders of
  WESTELL TECHNOLOGIES, INC.:

         This Proxy Statement is being mailed to stockholders on or about September 12, 2002 and is furnished in connection with the solicitation by the Board of Directors of Westell Technologies, Inc (the "Company") of proxies for the Annual Meeting of Stockholders to be held on September 26, 2002 for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. If the form of Proxy which accompanies this Proxy Statement is executed and returned, it will be voted. A Proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of the Company or by attending the meeting and voting in person.

         A majority of the outstanding shares entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. A quorum is needed for any proposal to be adopted.

         The affirmative vote of the holders of a plurality of the voting power of the Company entitled to vote and represented in person or by proxy at the meeting is required for the election of directors. Neither the nonvoting of shares nor withholding of authority will affect the election of directors.

         With regard to approving any other proposal submitted to a vote at the meeting, votes cast in favor of a proposal must exceed the votes cast in opposition.

         Expenses incurred in the solicitation of proxies will be borne by the Company. Officers of the Company may make additional solicitations in person or by telephone.

         The Annual Report to Stockholders on Form 10-K for fiscal year ended March 31, 2002 ("fiscal 2002") accompanies this Proxy Statement. If you did not receive a copy of the report, you may obtain one by writing to the Secretary of the Company.

         As of August 19, 2002, the Company had outstanding 45,907,065 shares of Class A Common Stock and 19,014,869 shares of Class B Common Stock (collectively, the "Common Stock"), and such shares are the only shares entitled to vote at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to four votes on each matter to be voted upon at the Annual Meeting.

                        SECURITIES BENEFICIALLY OWNED BY
                      PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth the beneficial holdings (and the percentages of outstanding shares represented by such beneficial holdings) as of July 23, 2002, of (i) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to own beneficially more than 5% of either class of its outstanding Common Stock, (ii) each director, (iii) each executive officer identified by name in the summary compensation table below, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Under Rule 13d-3 of the Exchange Act, persons who have the power to vote or dispose of Common Stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of such Common Stock.


STOCKHOLDERS,                            NUMBER OF        NUMBER OF         PERCENT OF       PERCENT OF      PERCENT OF
NAMED EXECUTIVE                           CLASS A          CLASS B            CLASS A          CLASS B      TOTAL VOTING
OFFICERS AND DIRECTORS                  SHARES(1)(2)       SHARES(2)       COMMON STOCK    COMMON STOCK        POWER(3)
-------------------------------        -------------    --------------     ------------    ------------     -----------

Robert C. Penny III..................       --           18,268,297(4)          --               96.1%          59.9%
Melvin J. Simon......................      182,500(5)    19,014,868(4)(6)        *              100.0%          62.4%
State of Wisconsin
  Investment Board(7)................    8,761,259            --               19.1%             --              7.2%
Becker Capital Management (8)........    4,568,710            --               10.0%             --              3.7%
Dimensional Fund Advisors Inc. (9)...    2,319,180                              5.1%                             1.9%

E. Van Cullens.......................      352,192            --                 *               --               *
John W. Seazholtz....................      134,500            --                 *               --               *
J. William Nelson(10)................       82,351            --                 *               --               *
Richard P. Riviere...................       21,600            --                 *               --               *
Nicholas C. Hindman, Sr..............      115,169            --                 *               --               *
William J. Noll......................      308,138            --                 *               --               *

John  C. Clark.......................       51,763            --                 *               --               *
Paul A. Dwyer........................      172,400            --                 *               --               *
Bernard F. Sergesketter..............       52,200            --                 *               --               *
Thomas A. Reynolds III...............      166,500            --                 *               --               *
Roger L. Plummer.....................        --               --                 *               --               *
All Directors and Executive
  Officers as a group
  (13 Persons).......................    1,639,313       19,014,868             3.6%            100.0%          63.7%
------------------
*    Less than 1%
(1)  Includes options to purchase shares that are exercisable within 60 days of July 23, 2002 as follows: Mr. Cullens:
     305,192 shares; Mr. Simon: 139,000 shares; Mr. Nelson: 25,000 shares; Mr. Noll: 290,662 shares; Mr. Dwyer: 150,400 shares; Mr. Seazholtz: 117,500 shares; Mr. Sergesketter: 52,200 shares; Mr. Reynolds: 26,500 shares; Mr. Riviere:
     21,600 shares; Mr. Hindman: 105,169 shares; Mr. Clark: 51,763 shares; and all directors and officers as a group:
     1,284,986 shares.
(2)  Holders of Class B Common Stock have four votes per share and holders of Class A Common Stock have one vote per share. Class A Common Stock is freely transferable and Class B Common Stock is transferable only to certain transferees but is convertible into Class A Common Stock on a share-for-share basis.
(3)  Percentage of beneficial ownership is based on 45,907,065 shares of Class A Common Stock and 19,014,869 shares of
     Class B Common Stock outstanding as of July 23, 2002.
(4)  Includes 18,268,297 shares of Class B Common Stock held by Messrs. Penny and Simon, as Trustees pursuant to a
     Voting Trust Agreement dated February 23, 1994, as amended (the "Voting Trust"), among Robert C. Penny III and
     Melvin J. Simon, as trustees (the "Trustees"), and certain members of the Penny family and the Simon family. The
     Trustees have joint voting and dispositive power over all shares in the Voting Trust. Messrs. Penny and Simon each disclaim beneficial ownership with respect to all shares held in the Voting Trust in which they do not have a pecuniary interest. The Voting Trust contains 4,661,645 shares held for the benefit of Mr. Penny and 437,804 shares held for the benefit of Mr. Simon. The address for Messrs. Penny and Simon is Melvin J. Simon & Associates, Ltd.,
     4343 Commerce Court, Suite 306, Lisle, Illinois 60532.
(5)  Includes 9,500 shares held for the benefit of Stacy L. Simon, Melvin J. Simon's daughter, and 2,000 shares held in trust for the benefit of Makayla G. Penny, Mr. Penny's daughter, for which Mr. Simon is trustee and has sole voting and dispositive power; Mr. Simon disclaims beneficial ownership of these shares.
(6)  Includes 95,980 shares held in trust for the benefit of Sheri A. Simon and 95,980 shares held in trust for Stacy L.
     Simon, Melvin J. Simon's daughters, for which Natalie Simon, Mr. Simon's wife, is custodian and has sole voting and dispositive power. Includes; 544,611 shares held in trust for the benefit of Mr. Penny's children for which Mr.
     Simon is trustee and has sole voting and dispositive power. Mr. Simon disclaims beneficial ownership of these shares.
(7)  The address for this stockholder is P.O. Box 7842, Madison, Wisconsin 53707.
(8)  The Class A Common stock listed in the table are owned of record by clients of Becker Capital Management, Inc. In its capacity as an investment advisor, Becker Capital Management, Inc. may be deemed to beneficially own the shares listed in the table. The address for this stockholder is 1211 SW 5th Avenue, Portland, Oregon 97204.
(9)  The Class A Common stock listed in the table are owned of record by clients of Dimensional Fund Advisors, Inc. In its capacity as an investment advisor, Dimensional Fund Advisors, Inc. may be deemed to beneficially own the shares listed in the table. The address for this stockholder is 1299 Ocean Avenue, Santa Monica, California 90401.

                                                  -2-


(10) Mr. Nelson resigned in July 2001.


PROPOSAL NO. 1:  ELECTION OF DIRECTORS

          At the Annual Meeting, eight directors, constituting the entire Board of Directors of the Company, are to be elected to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. In fiscal 2002, J.W. Nelson resigned from his position as director of the Company and he was replaced by E. Van Cullens. The Bylaws of Westell Technologies, Inc. provide that not less than six nor more than ten directors shall constitute the board of directors.

         Except proxies marked to the contrary, the Board of Directors has no reason to believe that any such nominee will be unable to serve. It is intended that the proxies will be voted for the nominees listed below. It is expected that the nominees will serve, but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.

NOMINEES

         The following table sets forth certain information with respect to the nominees, all of whom are current members of the present Board of Directors.

                                   DIRECTOR
NAME AND AGE                         SINCE        PRINCIPAL OCCUPATION AND OTHER INFORMATION
------------                         -----        ------------------------------------------

John W. Seazholtz (66)               1997         John W. Seazholtz has served as Director of the Company since December
                                                  1997 and was elected Chairman in April 2000. Mr. Seazholtz was
                                                  President and Chief Executive Officer of Telesoft America, Inc. from
                                                  May 1998 to May 2000 In April 1998, Mr. Seazholtz retired as Chief
                                                  Technology Officer - Bell Atlantic where he served since June 1995.
                                                  Mr. Seazholtz previously served as Vice President Technology and
                                                  Information Services - Bell Atlantic and in other executive capacities with Bell Atlantic beginning in 1962. Mr. Seazholtz currently serves as a Director for Odetics, Inc., a supplier of digital data management products for the security, broadcast and computer storage markets, and for ASC-Advanced Switching Communications, an ATM network equipment developer. He is Chairman of eWay Group, a private consulting firm. He is on the Board of Overseers of N.J. Institute of Technology.

Melvin J. Simon (57)                 1992         Melvin J. Simon has served as Assistant Secretary and Assistant
                                                  Treasurer of the Company since July 1995 and as a Director of the
                                                  Company since August 1992. From August 1992 to July 1995, Mr. Simon served as Secretary and Treasurer of the Company. A Certified Public
                                                  Accountant, Mr. Simon founded and has served as President of Melvin J.
                                                  Simon & Associates, Ltd., a public accounting firm, since May 1980.
                                                  Mr. Simon serves as a Director of the Company's 88% owned subsidiary
                                                  Conference Plus, Inc.

Paul A. Dwyer (68)                   1996         Paul A. Dwyer has served as a Director of the Company since January
                                                  1996 and as a Director of Westell, Inc., a wholly owned subsidiary of the Company, since November 1995. Mr. Dwyer, now retired, served as
                                                  Chief Financial Officer of Henry Crown and Company, a private investment firm from February 1981 to December 1999, and as Vice

                                                  -3-


                                                  President -- Administration of Longview Management Group, LLC, a
                                                  registered investment advisor, from October 1998 to December 1999.

Robert C. Penny III (49)             1998         Robert C. Penny III has served as a Director of the Company since
                                                  September 1998. He has been the managing partner of P.F. Management
                                                  Co., a private investment company, since May 1980.

Thomas A. Reynolds, III (51)         2000         Thomas A. Reynolds has served as Director of the Company since January
                                                  2000. He is a partner with Winston & Strawn, an international law firm headquartered in Chicago and currently serves as a member of the Board of Directors of Smurfit Stone Container Corporation and Georgetown
                                                  University and serves as a Trustee of the Brain Research Foundation.

Bernard F. Sergesketter (66)         2000         Bernard F. Sergesketter has served as a Director of the Company since
                                                  March 2000. Mr. Sergesketter is Chairman and Chief Executive Officer
                                                  of Sergesketter & Associates, a marketing consulting firm, since 1994.
                                                  He served as a Vice President of AT&T from January 1983 to August
                                                  1994. Mr. Sergesketter was a Director of Teltrend, Inc, a wholly owned subsidiary of the Company, from January 1996 to March 2000 and currently serves as a Director of Solar Communications Inc., the
                                                  Illinois Institute of Technology and The Sigma Chi Foundation.

E. Van Cullens (56)                  2001         E. Van Cullens has served as President, Chief Executive Officer and
                                                  Director of the Company since July 2001. Prior to joining the Company,
                                                  Mr. Cullens operated Cullens Enterprises, LLC, a management consulting firm focused in telecommunications, from June 2000 through June 2001.
                                                  From June 1999 to May 2000, Mr. Cullens served as President and Chief
                                                  Operating Officer of Harris Corporation and served as President,
                                                  Communications Sector from May 1997 to June 1999. Mr. Cullens served in various executive capacities with Siemens A. G. and affiliated companies from January 1991 to April 1997.

Roger L. Plummer (60)                2001         Roger L. Plummer has served as a Director of the Company since
                                                  September, 2001. Mr. Plumber currently serves as the Managing Director of the International Engineering Consortium. Mr. Plummer also serves as a consultant to various communication technology companies on corporate organization and culture. Mr. Plummer previously served in various executive capacities at Ameritech and its predecessor,
                                                  Illinois Bell, including President of the Ameritech Custom Business
                                                  Services unit, and in various executive capacities at AT&T. Mr.
                                                  Plummer serves as a Board member of: University of Illinois, DePaul
                                                  University, Chicago public television Channel 11, Rush Hospital
                                                  Neurobehavioral Center and the Chicago Symphony Orchestra.

                                                  -4-


INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES:

         The Board of Directors held seventeen meetings during fiscal 2002. All directors attended at least 75% of the aggregate number of such meetings and of meetings of Board committees on which they served in fiscal 2002.

         The Board of Directors has six standing committees: the Audit Committee, the Compensation Committee, the Employee Benefit Committee, the Executive Committee, the Finance Committee and the Technology Committee.

         The Audit Committee (comprised of Messrs. Dwyer (Chair), Simon and Sergesketter) met four times in fiscal 2002. The functions of the Audit Committee consist of providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters. All of the members of the audit committee are independent directors as defined under NASD rules.

         The Compensation Committee (comprised of Messrs. Dwyer (Chair), Penny, Seazholtz and Simon) met six times in fiscal 2002. The functions of the Compensation Committee consist of determining executive officers' salaries and bonuses as well as administering and determining awards to be granted under the Company's 1995 Stock Incentive Plan and Employee Stock Purchase Plan. The Stock Incentive Committee (comprised of Messrs. Dwyer (Chair), Penny and Seazholtz) met eight times in fiscal 2002. This committee was merged with the Compensation Committee in September 2001.

         The Finance Committee (comprised of Messrs. Simon (Chair), Cullens and Dwyer) met eight times in fiscal 2002. The functions of the Finance Committee consist of making recommendations to the Board of Directors as to financial matters and as to such matters as shall be referred to it by the Board of Directors. The Finance Committee also periodically reviews the investment policies and performance of the Company.

         The Technology Committee (comprised of Messrs. Seazholtz (Chair), Sergesketter and Cullens) met two times in fiscal 2002. The Technology Committee was established to insure alignment between the Company's technology initiatives and its overall business strategy.

         The Employee Benefit Committee (comprised of Messrs. Cullens (Chair), Penny and Reynolds) met two times in fiscal 2002. The Employee Benefit Committee was established in September 2001 to provide direction and oversight to the Company's employee benefits philosophy and programs.

         Directors who are not employees of the Company each receive $20,000 per year for services rendered as directors, except Robert C. Penny III, who receives no compensation. In the fiscal year ended March 31, 2002, outside directors, except for Robert C. Penny III were granted stock options to purchase shares that vest annually over five years. John Seazholtz was granted stock options to purchase 80,000 shares on April 10, 2001. Paul Dywer, Thomas Reynolds and Melvin Simon were granted options to purchase 70,000 shares on April 10, 2001. Roger Plummer and Bernard Sergesketter were granted options to purchase 50,000 shares on September 24 and April 10, 2001, respectively. The exercise price for such options was based on the fair market value of the options on the day of grant. In addition, all directors may be reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings. In addition, Mr. Simon also receives $1,250 each quarter for his services as a director of Conference Plus, Inc., a subsidiary of the Company. Other than as described in this paragraph, directors who are employees of the Company do not receive additional compensation for service as directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES.

         EXECUTIVE OFFICERS

         The following sets forth certain information with respect to the current executive officers of the Company. Please refer to the information contained above under the heading "Election of Directors" for biographical information of executive officers who are also directors of the Company.


Name                         Age    Position
---------------------------  ---    ---------------------------------------------------------------

John W. Seazholtz..........  66     Chairman of the Board of Directors
E. Van Cullens.............  56     President and Chief Executive Officer
Nicholas C. Hindman, Sr....  51     Treasurer, Secretary, Senior Vice President and Chief Financial Officer
William J. Noll............  60     Senior Vice President of Product Development and Chief Technology Officer
John C. Clark..............  54     Senior Vice President of Operations
Richard P. Riviere.........  48     Senior Vice President of Transaction Services and President and Chief
                                    Executive Officer - Conference Plus, Inc.

         Nicholas C. Hindman, Sr. has served as Treasurer, Secretary, Vice President and Chief Financial Officer since March, 2000 and as acting Treasurer, Secretary, Vice President and Chief Financial Officer of the Company from May 1999 to February 2000. From October 1997 to April 1999, Mr. Hindman served as General Manager of MFI Holdings, LLC, a manufacturer of consumer products. From 1992 through September 1997, Mr. Hindman operated an auditing and consulting firm specializing in initial public offerings, private placement of securities and business turnarounds.

         John C. Clark has served as Senior Vice President of Operations since April 2001. Prior to joining the Company, Mr. Clark was Vice President of Manufacturing from September 1998 to October 2000 with 3COM. Mr. Clark was Director of Material Management at US Robotics/3COM from January 1996 to September 1998. From 1994 to 1996, Mr. Clark served as Area Vice President of Operations for Caremark. He also served as Director of Materials Management for Caremark from 1991 to 1996.

         William J. Noll has served as Senior Vice President of Research and Development and Chief Technology Officer of Westell, Inc. since May 1997. Prior to joining the Company, Mr. Noll was Vice President and General Manager of Residential Broadband at Northern Telecom from October 1995 to May 1997. Mr. Noll held other various Vice President and Assistant Vice President positions at Northern Telecom from June 1988 to October 1996, and was Vice President Network Systems at Bell Northern Research from November 1986 to June 1988.

         Richard P. Riviere has served as Vice President of Transaction Services for the Company since July 1995 and as President, Chief Executive Officer and a Director of the Company's 88% owned subsidiary Conference Plus, Inc. since October 1988.

EXECUTIVE COMPENSATION

         The following table sets forth information for the fiscal years ended March 31, 2000, 2001 and 2002, with respect to all compensation paid or earned for services rendered to the Company by individuals who served as the Company's Chief Executive Officers in fiscal 2002 and the Company's four other most highly compensated executive officers who were executive officers at March 31, 2002 (together, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                          COMPENSATION
                                                             ANNUAL COMPENSATION       ----------------
                                                         ----------------------------     SECURITIES
                                                                      OTHER ANNUAL        UNDERLYING        ALL OTHER
                                    FISCAL     SALARY      BONUS      COMPENSATION        OPTIONS(1)     COMPENSATION(3)
NAME AND PRINCIPAL POSITION          YEAR        ($)        ($)           ($)              (SHARES)            ($)
---------------------------        -------   ----------  ---------- -----------------  ----------------  ---------------

E.Van Cullens                        2002       344,898    200,000     217,182(2)      1,876,923                -
    President and Chief              2001          -          -           -                 -                   -
    Executive Officer                2000          -          -           -                 -                   -

J. William Nelson(4)                 2002       311,233    123,702        -              181,007              3,500
   Former Chief Executive Officer    2001       259,519    336,800        -              100,000              5,118
                                     2000       244,038    298,080        -              195,000              7,624

John C. Clark                        2002       234,519      2,500        -              122,632                -
    Senior Vice President            2001          -          -           -                 -                   -
    of Operations                    2000          -          -           -                 -                   -

Nicholas C. Hindman, Sr.             2002       200,000     18,000        -              117,883                -
   Treasurer, Secretary, Senior      2001       200,000     39,200        -                 -                   -
   Vice President and Chief          2000       176,854     10,000        -               75,000                -
   Financial Officer

William J. Noll                      2002       222,000    143,600        -              135,402                -
   Senior Vice President of          2001       184,711    186,500        -               85,750              2,302
   Research & Development and        2000       216,953    177,225       9,530(2)         25,000              3,127
   Chief Technology Officer

Richard P. Riviere                   2002      208,000     127,772        -                 -                   -
   Vice President of Transaction     2001      196,712     120,442        -                 -                   -
   Services Chief Executive          2000      172,000     150,831        -                 -                 4,889
   Officer of Conference Plus,
   Inc.
------------------
(1)  Stock options granted during fiscal 2002 were non-qualified stock options of Class A Common Stock and were issued under the 1995 Stock Incentive Plan of the Company.
(2)  Represents reimbursed relocation expense and tax gross up.
(3)  Represents matching contributions under the Company's 401(k) Profit Sharing Plan for fiscal 2002.
(4)  Mr. Nelson resigned from the Company effective July 2001 to pursue other business interests. Compensation includes severance.


         The following tables set forth the number of stock options granted to each of the Named Executive Officers during fiscal 2002 and the stock option exercises and exercisable and unexercisable stock options held by the Named Executive Officers as of March 31, 2002. For purposes of table computations the fair market value at March 31, 2002 was equal to $1.54 per share.

OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED ANNUAL
                                                                                               RATE OF STOCK PRICE
                                                                                                  APPRECIATION
                                                          INDIVIDUAL GRANTS                     FOR OPTION TERM(2)
                                     -----------------------------------------------------  ------------------------
                                      NUMBER OF     PERCENT OF
                                     SECURITIES   TOTAL OPTIONS
                                     UNDERLYING     GRANTED TO    EXERCISE OR
                                       OPTIONS     EMPLOYEES IN    BASE PRICE   EXPIRATION
NAME                                 GRANTED(#)   FISCAL YEAR(1)    ($/SH)         DATE          5%           10%
--------------------------------     ----------   --------------  ------------  ----------  -----------   ----------

E. Van Cullens                      1,000,000(3)          17.46%         1.950    06/28/11     1,226,345    3,107,798
                                      400,000(6)           6.98%         1.950    06/28/11       490,538    1,243,119
                                      400,000(6)           6.98%         1.950    06/28/11       490,538    1,243,119
                                       76,923(6)           1.34%         1.950    06/28/11        94,334      239,061
J. W. Nelson                          100,000(5)           1.75%         1.120    04/10/11        70,736      178,499
                                       81,007(6)           1.41%         2.185    05/30/11       111,315      285,093
Nicholas C. Hindman                    75,000(5)           1.31%         2.120    04/10/11        99,994      253,405
                                       20,000(4)            .35%         1.135    09/19/11        14,276       36,178
                                       22,883(6)            .40%         2.185    05/30/11        31,444       79,686
William J. Noll                        75,000(5)           1.31%         2.120    04/10/11        99,994      253,405
                                       38,902(6)            .68%         2.185    05/30/11        53,457      135,469
                                       20,000(4)            .35%         1.135    09/19/11        14,276       36,178
                                        1,500(6)            .03%         1.770    03/14/12         1,670        4,231
John C. Clark                          50,000(4)            .87%         2.110    04/16/11        66,348      168,140
                                       52,632(6)            .92%         2.185    05/30/11        72,323      183,282
                                       20,000(4)            .35%         1.135    09/19/11        14,276       36,178
Richard P. Riviere                        --                --            --         --             --           --
------------------
(1)  Based on 5,726,973 total options granted to employees, including the Named Executive Officers, in fiscal 2002.
(2)  The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.
(3)  These options vest over a four-year period with 25% vesting per year and have a 10-year life subject to earlier termination upon the occurrence of certain events related to termination of employment.
(4)  These options vest over a five-year period with 20% vesting per year and have a 10-year life subject to earlier termination upon the occurrence of certain events related to termination of employment.
(5)  These options vest over a five-year period with 5% vesting per quarter and have a 10-year life subject to earlier termination upon the occurrence of certain events related to termination of employment.
(6)  These options are performance-based and vest in full at the earlier of achievement of certain performance goals or eight years after grant date. The options have a ten-year life subject to earlier termination upon the occurrence of certain events related to termination of employment.


                                                 FISCAL YEAR-END VALUES
                                                 ----------------------

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                   SHARES          VALUE            OPTIONS AT FISCAL        IN-THE-MONEY OPTIONS AT
                                ACQUIRED ON       REALIZED            YEAR END(#)                FISCAL YEAR END ($)
NAME                            EXERCISE (#)       ($)(1)      (EXERCISABLE/UNEXERCISABLE)  (EXERCISABLE/UNEXERCISABL
---------------------------    --------------  --------------  ---------------------------  -------------------------

E. Van Cullens                       -               -                      0/1,876,926                -/-
J. William Nelson                  5,000           1,400                    -                          -/-
John C. Clark                        -               -                      0/122,632                  -/8,100
William J. Noll                      -               -               187,750/201,402                   -/8,100
Nicholas C. Hindman                  -               -                47,250/136,633                   -/8,100
Richard P. Riviere                   -               -                21,600/2,400                     -/-
------------------
(1)  Value is calculated by subtracting the exercise price per share from the fair market value at the time of exercise and multiplying this amount by the number of shares exercised pursuant to the stock option.

(2)  Value is calculated by subtracting the exercise price per share from $1.54, the closing price of the Company's
     Class A Common Stock on March 31, 2002, and multiplying such amount by the number of shares subject to the option.

                                                          -8-


EXECUTIVE OFFICER AGREEMENTS

          The Company has severance agreements with certain Named Executive Officers of the Company. The severance agreements provide that in the event such officer is terminated without Cause (as defined therein) or such officer resigns for Good Reason (as defined therein), the Company shall pay to such officer severance payments equal to such officer's salary and bonus for the fiscal year in which the termination occurs, and the severance agreements also provide for the payment of certain amounts upon the occurrence of certain events. The executive officers entering into the severance agreements agreed not to compete with the Company for one year in the event that their termination entitles them to severance payments and not to solicit any Company employees for a period of one year after a termination of such officer's employment with the Company. The Company's severance payment obligations and an officer's right to this additional bonus shall terminate upon such officer's death, resignation without Good Reason, retirement or termination for Cause. Payments are being made pursuant to these agreements for Mr. Nelson.

     Pursuant to an agreement dated September 13, 1988 between the Company and Richard Riviere, the Vice President of Transaction Services of the Company and President of Conference Plus, Inc., a subsidiary of the Company, Mr. Riviere receives an annual base salary of not less than $75,000 during his employment with the Company. This agreement also provides Mr. Riviere with a right of first refusal with respect to the Company's interest in Conference Plus in the event the Company decides to sell such interest. In addition, after his employment with the Company terminates, Mr. Riviere has agreed not to compete with the Company for a period of two years.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors is responsible for the Company's executive compensation and employee stock option programs. It periodically determines the compensation to be paid to the executive officers of the Company and administers and determines the awards to be granted under the Company's 1995 Stock Incentive Plan and the Employee Stock Purchase Plan. The Compensation Committee has four outside directors.

OVERVIEW AND PHILOSOPHY

         The executive compensation program is intended to provide overall levels of compensation for the executive officers which are competitive for the industries and the geographic areas within which they operate, the individual's experience, and contribution to the long-term success of the Company. A leading consulting firm provides for the Compensation Committee's consideration information regarding executive compensation of companies that operate in similar industries The Compensation Committee believes that its task of determining fair and competitive compensation is ultimately judgmental.

         The executive compensation program is composed of base salary, annual incentive compensation, equity based incentives, and other benefits generally available to all employees.

BASE SALARY

         The base salary for each executive is intended primarily to be competitive with companies in the industries and geographic areas in which the Company competes. Surveys from outside firms and consultants are used to help determine what is competitive. In making annual adjustments to base salary, the Compensation Committee also considers the individual's performance over a period of time as well as any other information which may be available as to the value of the particular individual's past and prospective future services to the Company. This information includes comments and performance evaluations by the

Company's Chief Executive Officer. The Committee considers all such data; it does not prescribe the relative weight to be given to any particular component.

ANNUAL INCENTIVE COMPENSATION

         Annual incentive compensation is ordinarily determined by a formula which considers the financial goals and objectives of the Company.

LONG-TERM INCENTIVES

         In general, the Compensation Committee believes that equity based compensation should form a part of an executive's total compensation package. Stock options may be granted to executives in order to directly relate a portion of the executive's earnings to the stock price appreciation realized by the Company's stockholders over the option period. Stock options also provide executives with the opportunity to acquire an ownership interest in the Company. The number of shares covered by each executive's option will be determined by factors similar to those considered in establishing base salaries. In fiscal 2002, 2,433,847 stock options were granted to executive officers.

OTHER

         Other benefits are generally those available to all other employees in the Company, or a subsidiary, as appropriate.

COMPENSATION FOR CHIEF EXECUTIVE OFFICER

         The Compensation Committee applies the same standards in establishing the compensation of the Company's Chief Executive Officer as are used for other executives. However, there are procedural differences. The Chief Executive Officer does not participate in setting the amount and nature of his compensation.

         The Compensation Committee does not expect that Section 162(m) of the Internal Revenue Code will limit the deductibility of compensation expected to be paid by the Company in the foreseeable future.

         This report is submitted by the Compensation Committee of the Board of Directors.

                                       Respectfully Submitted By:

                                       The Compensation Committee
                                            Paul A. Dwyer (Chair)
                                            Robert Penny III
                                            John W. Seazholtz
                                            Melvin J. Simon

                             AUDIT COMMITTEE REPORT

         The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

         We have reviewed and discussed with senior management the Company's audited financial statements included in the 2002 Annual Report to Stockholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

         We have discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

         We have received from Ernst & Young LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Ernst & Young LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. Ernst & Young LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

         Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2002 Annual Report to Stockholders, we have recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K.

         As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company's independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principals, and (ii) the report of the Company's independent auditors with respect to such financial statements.

                                       Respectfully Submitted By:

                                       The Audit Committee
                                            Paul A. Dwyer (Chair)
                                            Melvin J. Simon
                                            Bernard F. Sergesketter

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         The Compensation Committee is currently composed of Messrs. Dwyer (Chair), Penny, Seazholtz and Simon, the Assistant Secretary and Assistant Treasurer of the Company. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

         Since 1984, Melvin J. Simon & Associates, Ltd. has provided accounting and other financial services to the Company. Mr. Simon, a director and the Assistant Secretary and Assistant Treasurer of the Company and Co-Trustee of the Voting Trust, is the sole owner of Melvin J. Simon & Associates, Ltd. The Company paid Melvin J. Simon & Associates, Ltd. approximately $15,475, $18,236 and $36,845 in fiscal 2000, 2001 and 2002, respectively, for its services. The Company believes that these services are provided on terms no less favorable to the Company than could be obtained from unaffiliated parties.

         The Company has granted Robert C. Penny III and Melvin J. Simon, as Trustees of the Voting Trust, certain registration rights with respect to the shares of Common Stock held in the Voting Trust.

         In June 2001, trusts for the benefit of Robert C. Penny III, a director of the Company, and other Penny family members, entered into a guaranty of $10 million of the Company's obligations under its revolving credit facility. In consideration of the guarantee, the Company has granted those trusts warrants to purchase 512,820 shares of Class A Common Stock for a period of five years at an exercise price of $1.95 per share (the fair market value on the date of grant) and agreed to grant registration rights with respect to shares acquired upon exercise. In addition, on June 30, 2002, trusts for Robert C. Penny III and other Penny Family members became participants to the Company's amended credit facility.

         The Company has certain severance agreements with certain Named Executive Officer of the Company. See "Executive Compensation --Executive Officer Agreements".


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's officers and directors, and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. During fiscal 2002, to the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

                                PERFORMANCE GRAPH

         The following performance graph compares the quarterly percentage change in the Company's cumulative total stockholder return on its Class A Common Stock with the cumulative total return of the NASDAQ Stock Market--U.S. Index and the Nasdaq Telecommunications Index for the period commencing April 1, 1997 and ending March 31, 2002. The stock price performance shown in the performance graph is not indicative of future stock price performance.





                                    [GRAPH]





                           TOTAL RETURN - DATA SUMMARY

                                               CUMULATIVE TOTAL RETURN
                             ---------------------------------------------------
                                4/1/97   3/98     3/99    3/00    3/01    3/02

WESTELL TECHNOLOGIES, INC.      100.00   95.33    32.94  238.32   25.23   11.59
NASDAQ STOCK MARKET (U.S.)      100.00  151.57   204.77  380.94  152.35  153.42
NASDAQ TELECOMMUNICATIONS       100.00  200.40   327.72  493.50  174.44   94.30

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's independent auditors for fiscal 2002 were Ernst & Young LLP. Selection of independent auditors is made by the Board of Directors upon consultation with the Audit Committee. The Board of Directors will vote upon the selection of auditors for the current fiscal year at a future Board meeting. Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to respond to appropriate questions and to make a statement if they desire to do so.

AUDIT FEES

         The aggregate fees billed by Westell's independent auditors rendered in connection with (i) the audit of Westell's annual financial statements set forth in the Westell Annual Report on Form 10-K for the year ended March 31 2002, and
(ii) the review of Westell's quarterly financial statements set forth in Westell's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, September 30, 2001, and December 31, 2001 were approximately $343,000.

AUDIT RELATED FEES

         The aggregate fees for audit related services rendered by the independent auditors for Westell's most recent fiscal year were approximately $26,500. These fees include work performed by the independent auditors with respect to providing consents to Westell for 1933 act filings and other accounting assistance.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no information technology services rendered by Ernst & Young LLP during the year ended March 31, 2002.

ALL OTHER FEES

The aggregate fees for all other services rendered by its independent auditors for Westell's most recent fiscal year were approximately $111,100. These fees include work performed by the independent auditors with respect to tax compliance and other tax consulting. The total of audit related fees and all other fees were approximately $137,600.

CONSIDERATION OF NON-AUDIT SERVICES PROVIDED BY INDEPENDENT ACCOUNTANT

         The audit committee has considered whether the services provided under other non-audit services are compatible with maintaining the auditor's independence and has determined that such services are compatible.

                          PROPOSALS OF SECURITY HOLDERS

         A stockholder proposal to be included in the Company's proxy statement and presented at the 2003 Annual Meeting must be received at the Company's executive offices, 750 North Commons Drive Aurora, Illinois 60504 by no later than May 16, 2003 for evaluation as to inclusion in the Proxy Statement in connection with such meeting.

         Stockholders wishing to nominate a director or bring a proposal before the 2003 Annual Meeting (but not include the proposal in the Company's proxy statement) must cause written notice of the proposal to be received by the Secretary of the Company at the principal executive offices of the Company in Aurora, Illinois, by no later than 60 days prior to the Annual Meeting date, as well as comply with certain provisions of the Company's bylaws. In order for a stockholder to nominate a candidate for director, such notice must describe various matters regarding the nominee and the stockholder giving the notice, including such information as name, address, occupation and shares held. In order for a stockholder to bring other business before a stockholders meeting, the notice for such meeting must include various matters regarding the stockholder giving the notice and a description of the proposed business. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement.


                              FINANCIAL INFORMATION

         The Company has furnished its financial statements to stockholders in its 2002 Annual Report, which accompanies this Proxy Statement. In addition, the Company will promptly provide, without charge to any stockholder, on the request of such stockholder, an additional copy of the 2002 Annual Report and the Company's most recent Form 10-K. Written requests for such copies should be directed to Westell Technologies, Inc., Attention: Nicholas C. Hindman, Sr., Senior Vice President and Chief Financial Officer, 750 North Commons Drive, Aurora, Illinois 60504; telephone number (630) 898-2500.


                    OTHER MATTERS TO COME BEFORE THE MEETING

         The Board of Directors of the Company knows of no other business that may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, the persons named in the proxies will vote upon them in accordance with their best judgment.


         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

                               By Order of the Board of Directors



                               NICHOLAS C. HINDMAN, SR.
                               Senior Vice President and Chief Financial Officer

Date: September 12, 2002

PROXY                      WESTELL TECHNOLOGIES, INC.                      PROXY
         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF WESTELL TECHNOLOGIES, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS, ON SEPTEMBER 26, 2002, 10:00 A.M., LOCAL TIME, AT THE WESTELL CORPORATE HEADQUARTERS, 750 NORTH COMMONS DRIVE, AURORA, ILLINOIS 60504.
         The undersigned hereby appoints John W. Seazholtz and Melvin J. Simon, and each of them proxies with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all Class A Common Stock and/or Class B Common Stock held of record by the undersigned in Westell Technologies, Inc., upon all subjects that may properly come before the special meeting, and at any adjournments thereof, including the matters described in the joint proxy statement/prospectus furnished herewith, subject to any directions indicated on the reverse side of this card.
         THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT FOR THE ANNUAL MEETING.
         This proxy when properly executed will be voted in the manner directed by the undersigned direction is made, this proxy will be voted for proposal 1.
         (THIS PROXY IS CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)
                                  (Comments/Change of Address)
                                 -----------------------------------------------
                                 -----------------------------------------------
                                 -----------------------------------------------
                                 -----------------------------------------------
(THIS PROXY IS CONTINUED AND TO (If you have written in the above space, please BE SIGNED ON THE REVERSE SIDE.) mark the corresponding box on the reverse side)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                            - FOLD AND DETACH HERE -
THE FOLLOWING MATTERS ARE PROPOSED BY THE BOARD OF DIRECTORS

1.  ELECTION OF DIRECTORS:      For  Withhold  For All  List nominee exceptions:
                                All    All     Except   ------------------------
                                [ ]    [ ]      [ ]
Director Nominees:
John W. Seazholtz,
Paul A. Dwyer, Jr.,
E. Van Cullens,
Robert C. Penny III,
Roger L. Plummer,
Thomas A. Reynolds, III,
Bernard F. Sergesketter,
Melvin J. Simon

- - - - - - - - - - - - - - - - - - - - -
INSTRUCTION:  To withhold
authority to vote for any
individual nominee, write
that nominee's name in the                              This proxy when properly
space provided                                          executed will be voted
                                                        in the manner directed
                                                        herein by the
                                                        undersigned stockholder.
                                                        If no direction is made,
                                                        this proxy will be
                                                        deemed to constitute
                                                        direction to vote "for"
                                                        the above proposal.

                                                        Please mark, sign, date
                                                        and return the proxy
                                                        card using the enclosed
                                                        envelope.

Comments/Change of Address        Date ________________________, 2002

                                  Signature(s) _________________________________

                                  Signature(s) _________________________________
(NOTE: Please sign exactly as name appears on this Proxy. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer or partner, give full title as such. If a corporation, please sign in corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)